Exhibit 99.1

HIMALAYA TECHNOLOGIES CANCELS OFFERING OF 1.5 BILLION SHARES

Pittsburgh, PA, April 13, 2023 – Himalaya Technologies, Inc. (OTC: HMLA), based on market conditions, has canceled the Company’s equity offering of up to $3.0 million previously aimed at funding its existing and planned Internet businesses and health and wellness. Accordingly, the Company has filed paperwork with the SEC to withdraw its Form 1A/A for a Tier 2 Regulation A+ offering of up to 1.5 billion common shares priced at $0.002, previously filed February 7, 2023 and qualified by the SEC on February 13, 2023.

Said Vik Grover, CEO: “The market is not shining on OTC issuers. This equity offering, which took several months of amendments in response to myriad comments from regulators and multiple downward revisions to pricing, put an impenetrable overhang on our stock that had the opposite effect of its desired outcome, which was to fund growth and awareness of our Company, not to destroy it. I do not believe the current market capitalization of Himalaya reflects the proper value of the public vehicle itself, let alone the upside from our wholly owned social network media platform Kanab Club or minority investment in GenBio, Inc. Accordingly, we will seek other means to finance our future, including further direct involvement with our affiliate Company FOMO WORLDWIDE, INC. (OTC: FOMC) or sale to or merger with another organization.”

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is an Internet and health and wellness incubator making growth investments. The Company owns the following:

●	100.0% of KANAB CORP., owner and operator of Kanab Club (https://www.kanab.club/), a cannabis social network,
●	17% of GenBio, Inc. (https://genbioinc.com/), a biotech and nutraceutical research and development company, and

Himalaya Technologies, Inc. aka Homeland Resources Ltd. itself is a minority investment of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com/), a technology business accelerator with a portfolio in clean building solutions and other investments.

About FOMO WORLDWIDE, INC.

FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies. The Company currently owns 100% of SMARTSolution Technologies L.P., an audio-visual systems integrator and value added reseller, 100% of Energy Intelligence Center LLC dba CLEANSolution Technologies, a cleantech systems integrator and reseller, and a portfolio of minority % technology growth investments including 30%+ of Himalaya Technologies, Inc.

About SMARTSolution Technologies L.P.

SMARTSolution Technologies L.P. (https://smarterguys.com/), a wholly owned subsidiary of FOMO WORLDWIDE, INC., is a Pittsburgh, PA–based audiovisual systems integration company that designs and builds presentation, teleconferencing and collaborative systems for businesses, education, and nonprofits including almost 200 school districts with hundreds of buildings and 200,000 students. SST is a leader in interactive display technologies for use in all types of curriculums and has been providing education technology solutions for over 27 years.

About CLEANSolution Technologies

CLEANSolution Technologies (https://www.cleansolutiontech.com/), also doing business as Energy Intelligence Center LLC, a wholly owned subsidiary of FOMO WORLDWIDE, INC., has over 10 years of experience in clean technology and energy efficiency technologies. CST offers clean air disinfection, LED retrofit, and HVAC management technologies and services with a focus on promoting clean air and higher energy efficiency levels in multi-family, commercial, and industrial buildings.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Investor Relations

(630) 708-0750

IR@himalayatechnologies.com